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                                                                     EXHIBIT 4.2


               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

         This Amended and Restated Registration Rights Agreement (the "Agreement"), dated as of February 14, 2001, by and among Oil States International, Inc., a Delaware corporation ("OSI"), HWC Energy Services, Inc., a Texas corporation ("HWC"), Sooner Inc., a Delaware corporation ("Sooner"), and each of the holders of OSI Common Stock, HWC Common Stock, and Sooner Common Stock listed on the signature pages hereto, is entered into in connection with that certain Combination Agreement (the "Combination Agreement") dated as of July 31, 2000 and among OSI, HWC, Sooner and PTI Group, Inc., an Alberta corporation ("PTI") and the other parties thereto. Capitalized terms that are used but not defined herein shall have the meanings set forth in the Combination Agreement.

                                    RECITALS

         WHEREAS, OSI, HWC, Sooner and PTI have entered into the Combination Agreement, pursuant to which, among other things, the holders of HWC Common Stock will receive shares of OSI Common Stock in the HWC Merger and the holders of Sooner Common Stock will receive shares of OSI Common Stock in the Sooner Merger; and

         WHEREAS, certain of the holders of OSI Common Stock, HWC Common Stock and Sooner Common Stock enjoy various registration rights with respect to such shares currently owned by them (the "Existing Registration Rights"); and

         WHEREAS, Article X of the Combination Agreement provides for the execution of this Amended and Restated Registration Rights Agreement which will amend and restate the Existing Registration Rights; and

         WHEREAS, the Holders of the Existing Registration Rights wish to relinquish such rights as of the Effective Time in consideration of receiving the amended and restated registration rights contemplated by this Agreement;

         WHEREAS, this Agreement shall be effective only upon the consummation of the OSI Initial Public Offering.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

         SECTION 1 DEFINITIONS. The terms set forth below in this Section 1 shall have the meanings ascribed to them below or in the part of this Agreement referred to below:

         "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the general rules and regulations under the Exchange Act.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the States of Texas or New York are authorized by law to close.

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         "Demand Holder" means SCF-III, L.P., a Delaware limited partnership,
SCV-IV, L.P., a Delaware limited partnership, or any of their respective successors and each transferee of their OSI Common Stock to whom the right to cause a Demand Registration has been expressly assigned in writing directly or indirectly (in a chain of title) from SCF-III, L.P. or SCF-IV, L.P.

         "Demand Registration" has the meaning set forth in Section 2(a) below.

         "Demand Request" has the meaning set forth in Section 2(a) below.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Registration Rights" has the meaning set forth in the recitals above.

         "Holders" means those Persons set forth on the signature pages hereto, each of whom currently owns Registrable Securities; provided, however that a Person shall cease to be a Holder at any time after 180 days after the OSI Initial Public Offering if and when such Person owns OSI Common Stock and OSI Common Stock Equivalents representing less than two percent of the outstanding OSI Common Stock and such Person may dispose of all Registrable Securities then owned by such Person pursuant to Rule 144(k) (or any successor rule) under the Securities Act; provided, further however, that a Person (other than a Demand Holder) shall cease to be a Holder after the second anniversary hereof if the Company requests in writing that such Person confirm in writing that such Person remains a Holder and such Person fails to so confirm within 30 days of such notice.

         "HWC Common Stock" shall mean the common stock, par value $.01 per share, of HWC Energy Services, Inc., a Texas corporation.

         "Indemnified Party" has the meaning set forth in Section 7(c) below.

         "Indemnifying Party" has the meaning set forth in Section 7(c) below.

         "Inspectors" has the meaning set forth in Section 5(i) below.

         "Material Adverse Effect" has the meaning set forth in Section 2(d) below.

         "OSI Common Stock" shall mean the Class A common stock, par value $.01 per share, of OSI.

         "OSI Common Stock Equivalents" means (without duplication with any other OSI Common Stock or OSI Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, OSI Common Stock or securities convertible or exchangeable into OSI Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.


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         "OSI Initial Public Offering" means the initial public offering of OSI
Common Stock contemplated by an OSI registration statement filed to effect such offering.

         "OSI Note" means that certain subordinated promissory note of OSI in favor of SCF-III, L.P., as agent for all of the holders of OSI Common Stock as of December 31, 1998, in the original principal amount of $25,000,000.

         "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

         "Piggyback Registration" has the meaning set forth in Section 3(a) below.

         "Piggyback Securities" has the meaning set forth in Section 3(b) below.

         "PTI Common Shares" has the meaning set forth in the Combination Agreement.

         "PTI Exchangeable Shares" has the meaning set forth in the Combination Agreement.

         "PTI Registration Statement" has the meaning set forth in Section 3(a) below.

         "Records" has the meaning set forth in Section 5(i) below.

         "Registrable Securities" means (i) the OSI Common Stock issued in connection with the Combination Agreement in exchange for shares of HWC Common Stock or Sooner Common Stock to which, in each case, Existing Registration Rights were attached, (ii) the OSI Common Stock issued prior to the date hereof to which Existing Registration Rights are attached (iii) the OSI Common Stock issued or issuable to SCF III, L.P. and SCF IV, L.P., respectively, in exchange for the cancellation of some or all of the outstanding principal balance and accrued interest with respect to the OSI Note and the Sooner Note, (iv) the OSI Common Stock issued to SCF III, L.P. in connection with the Combination Agreement in exchange for PTI Common Shares, and (v) any OSI Common Stock and any other securities issued or issuable with respect to such securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, that any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement, (b) such Registrable Security is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (c) (i) such Registrable Security has been otherwise transferred and (ii) OSI has delivered a new certificate or other evidence of ownership for it not bearing any legend with respect to registration and (iii) such Registrable Security may be resold without subsequent registration under the Securities Act, or (d) such Registrable Security has ceased to be a Registrable Security in accordance with the proviso to the definition of Holder provided for herein.

         "Registration Expenses" has the meaning set forth in Section 6 below.


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         "Requesting Holders" means the Demand Holder or group of Demand Holders acting in concert to make a Demand Request.

         "Required Filing Date" has the meaning set forth in Section 2(a)(ii) below.

         "SEC" means the Securities and Exchange Commission or any successor governmental agency.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act.

         "Sooner Common Stock" shall mean the common stock, par value $.01 per share, of Sooner Inc., a Delaware corporation.

         "Sooner Note" means certain junior subordinated promissory note of Sooner Inc. in favor of SCF IV, L.P. in the original principal amount of $ 21,387,000.

         "Subsidiary" means (i) any corporation or other entity a majority of the capital stock of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by OSI or any direct or indirect Subsidiary of OSI or (ii) a partnership in which OSI or any direct or indirect Subsidiary is a general partner.

         "Underwriter" means a securities dealer which purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

         SECTION 2    DEMAND REGISTRATION.

                  (a) Request for Registration.

                           (i) From and after the expiration of the lock-up period agreed to by OSI in connection with the OSI Initial Public Offering, any Demand Holder may make a written request of OSI (a "Demand Request") for registration under the Securities Act (a "Demand Registration") of the sale of all or part of its Registrable Securities; provided that the Registrable Securities proposed to be sold by the Requesting Holders must have an estimated aggregate gross offering price of at least $50,000,000.

                           (ii) Each Demand Request shall specify the type
                  and number of shares of Registrable Securities proposed to be sold. Subject to Section 4(c), OSI shall file the Demand Registration as soon as reasonably practicable but in any event within 60 days after receiving a Demand Request (the "Required Filing Date") and shall use all commercially reasonable efforts to cause the same to be declared effective by the


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                  SEC as promptly as practicable after such filing. Subject to
                  Section 2(b), if OSI has effected five Demand Registrations in response to the request of a Demand Holder, then OSI shall not be obligated to respond to further Demand Registrations in respect of Demand Holders pursuant to this Section. OSI shall not be obligated to effect more than one Demand Registration in any six month period.

                  (b) Effective Registration and Expenses. Each registration that becomes effective will be counted as a Demand Registration. A registration will not count as a Demand Registration until it has become effective unless (i) prior to such effective time the Requesting Holders withdraw all their Registrable Securities for any reason other than (A) the inability or unreasonable delay of OSI in having such registration statement become effective or (B) the disclosure of material adverse information regarding OSI that was not known by such Requesting Holders at the time the request for such Demand Registration was made and (ii) the Requesting Holders elect not to pay all of OSI's Registration Expenses in connection with such withdrawn registration. If, after such registration has become effective, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will not count as a Demand Registration; provided, however, that upon the termination or release of such stop order, injunction or interference, such registration will again be counted as a Demand Registration.

                  (c) Selection of Underwriters. The offering of Registrable Securities pursuant to a Demand Registration may be in the form of a "firm commitment" underwritten offering. OSI shall select the book-running managing Underwriter and such additional Underwriters to be used in connection with the offering; provided that such selections shall be subject to the consent of Requesting Holders owning a majority of the Registrable Securities subject to such Demand Registration, which consent shall not be unreasonably withheld.

                  (d) Priority on Demand Registrations. No securities to be sold for the account of any Person (including OSI) other than a Holder shall be included in a Demand Registration if the managing Underwriter or Underwriters shall advise the Requesting Holder in writing that, in its or their judgment, the inclusion of such securities may adversely affect the price or success of the offering in any significant or material respect (a "Material Adverse Effect"). Furthermore, in the event the managing Underwriter or Underwriters shall advise the Requesting Holder that even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by Holders electing to participate is sufficiently large to cause a Material Adverse Effect, the Registrable Securities of such Holders to be included in such Demand Registration shall be allocated pro rata among such Holders on the basis of the number of outstanding shares of OSI Common Stock requested to be included in such registration by each such Holder.

         SECTION 3    PIGGYBACK REGISTRATION.

                  (a) If OSI proposes to file a registration statement under the Securities Act, including a Demand Registration, with respect to an offering of OSI Common Stock for cash


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         by OSI for its own account or for the account of any of its equity holders (other than a registration statement on Form S-4 or S-8 or any substitute form that may be adopted by the SEC or any registration statement filed in connection with an exchange offer or offering of securities solely to OSI's existing security holders or any registration statement filed in connection with an exchange offer or offering of securities to holders of Exchangeable Shares) (the "PTI Registration Statement"), then OSI shall give written notice of such proposed filing to the Holders of the Registrable Securities as soon as practicable (but in no event less than 20 days before the anticipated initial filing date of such registration statement), and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request (a "Piggyback Registration"). On or before the 10th day following the receipt of such notice by the Holders, any Holder wishing to include any or all of its Registrable Securities in such registration statement shall give written notice to OSI stating the name of such Holder and the amount of such Holder's Registrable Securities to be included in such registration statement. Subject to Section 3(b), OSI shall include in each such Piggyback Registration all Registrable Securities requested to be included in the registration for such offering; provided, however, that OSI may at any time withdraw or cease proceeding with such registration without the consent of any Holder of Registrable Securities, notwithstanding the request of any such Holder to participate therein in accordance with this provision, if OSI determines in its sole discretion that such action is in the best interests of OSI and its stockholders (for this purpose, the interests of the Holders shall not be considered). Each Holder of Registrable Securities shall be permitted to withdraw all or part of such Holder's Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

                  (b) OSI shall use all commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement for such offering under Section 3(a) ("Piggyback Securities"), to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, OSI shall not be required to include any Holder's Piggyback Securities in such offering unless such Holder accepts the terms of the underwriting agreement between OSI and the managing Underwriter or Underwriters and otherwise complies with the provisions of Section 8. If such offering is a Demand Registration pursuant to
         Section 2(a), then the provisions of Section 2(d) shall apply. In all other offerings that are underwritten, if the managing Underwriter or Underwriters of such proposed underwritten offering advise OSI in writing that in its or their opinion the total amount of securities, including Piggyback Securities, to be included in such offering is sufficiently large to cause a Material Adverse Effect, then in such event the securities to be included in such offering shall be allocated first to OSI, and then, to the extent that any additional securities can, in the opinion of such managing Underwriter or Underwriters, be sold without any such Material Adverse Effect, pro rata among the holders of Piggyback Securities on the basis of the number of outstanding shares of OSI Common Stock requested to be included in such registration by each such Holder.

                  (c) Until such time as the PTI Registration Statement has been declared effective by the SEC, the holders of PTI Exchangeable Shares shall be deemed to be Holders hereunder for purposes of participation in Piggyback Registrations. The holders of PTI


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         Exchangeable Shares shall have the same rights, duties and obligations of Holders with respect to Piggyback Registrations and shall be subject to the same limitations and restrictions thereon. The rights provided in this Section 3(c) shall terminate as to any particular holder of PTI Exchangeable Shares at such time as such holder ceases to be a holder of PTI Exchangeable Shares.

         SECTION 4    HOLDBACK AGREEMENTS.

                  (a) Restrictions on Public Sale by Holder of Registrable Securities. Each Holder of Registrable Securities (whether or not such Registrable Securities are included in a registration statement pursuant hereto) agrees not to effect any direct or indirect (including through derivative transactions) sale or distribution of the issue being registered or of any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during such period (up to 90 days) beginning on, the date of the final prospectus used with respect to any underwritten public offering of equity securities by the Company or any Holder of Registrable Securities if and to the extent requested by the managing Underwriter or Underwriters.

                  (b) Restrictions on Public Sale by OSI and Others. OSI agrees not to effect any direct or indirect (including through derivative transactions) sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during a period of up to 90 days, if requested by the managing underwriters, beginning on, the date of the final prospectus used with respect to any underwritten public offering of equity securities by the Company or any Holder of Registrable Securities (unless such sale or distribution is pursuant to such registration statement); provided, such restriction shall not affect OSI's ability to issue OSI Common Stock pursuant to the PTI Registration Statement.

                  (c) Deferral of Filing. OSI may defer the filing (but not the preparation) of a registration statement required by Section 2 if (i) at the time OSI receives the Demand Request, OSI is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of OSI determines in good faith that such disclosure would not be in the best interests of OSI and its stockholders, or (ii) prior to receiving the Demand Request, the Board of Directors had determined to effect a registered underwritten public offering of OSI's equity securities for OSI's account and OSI had taken substantial steps (including, but not limited to, selecting the managing Underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 4(c) shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for OSI's account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 4(c), OSI shall promptly, upon determining to seek such deferral, deliver to each Requesting Holder a


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         certificate signed by the President of Company stating that OSI is deferring such filing pursuant to this Section 4(c). Within twenty days after receiving such certificate, the Requesting Holder may withdraw such request by giving notice to OSI; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. OSI may defer the filing of a particular registration statement pursuant to this Section 4(c) for a period of 45 days in any three month period and of all registration statements for a total of 90 days during any twelve month period.

         SECTION 5 REGISTRATION PROCEDURES. Whenever the Holders have requested that any Registrable Securities be registered pursuant to Section 2 hereof, OSI will, at its expense, use all commercially reasonable efforts to effect the registration and the sale of such Registrable Securities under the Securities Act in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request, OSI will as expeditiously as practicable:

                  (a) prepare and file with the SEC a registration statement on any form for which OSI then qualifies or which counsel for OSI shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use all commercially reasonable efforts and proceed diligently and in good faith to cause such filed registration statement to become effective under the Securities Act; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, OSI will furnish to all Selling Holders and to one counsel reasonably acceptable to OSI selected by the Selling Holders, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to Section 2 for a period (except as provided in the last paragraph of this Section 5) of not less than 180 consecutive days or, if shorter, the period terminating when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Selling Holders thereof set forth in such registration statement;

                  (c) furnish to each such Selling Holder one copy of such registration statement, and of each amendment and supplement thereto (in each case including one copy of all exhibits thereto), and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus) as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder;

                  (d) notify the Selling Holders promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-


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         effective amendment, when the same has become effective under the
         Securities Act and each applicable state law; (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose; (iv) if at any time the representations or warranties of OSI contained in any agreement (including any underwriting agreement) contemplated by
         Section 5(h) below cease to be true and correct in any material respect; (v) of the receipt by OSI of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (vi) of the happening of any event which makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) of OSI's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

                  (e) use every commercially reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

                  (f) cooperate with the Selling Holders and the managing Underwriter or Underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depositary Trust Company; and enable such Registrable Securities to be registered in such names as the managing Underwriter or Underwriters may request prior to any sale of Registrable Securities;

                  (g) use all commercially reasonable efforts to register or qualify such Registrable Securities as promptly as practicable under such other securities or blue sky laws of such jurisdictions as any Selling Holder or managing Underwriter reasonably (in light of the intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder or managing Underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided, however, that OSI will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (g); (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;


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                  (h) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                  (i) make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of OSI (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause OSI's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of OSI or its Affiliates unless and until such is made generally available to the public.

                  (j) use all commercially reasonable efforts to obtain a comfort letter or comfort letters from OSI's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the Selling Holders of a majority of the shares of Registrable Securities being sold or the managing Underwriter or Underwriters reasonably requests;

                  (k) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, which twelve month period shall commence no later than three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                  (l) use all commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by OSI are then listed or quoted on any inter-dealer quotation system on which similar securities issued by OSI are then quoted;

                  (m) subject to the provisions of Section 4(c) if any event contemplated by Section 5(d)(vi) above shall occur, as promptly as practicable prepare a supplement or amendment or post-effective amendment to such registration statement or the related prospectus or any document incorporated therein by reference or promptly file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

                  (n) cooperate and assist in any filing required to be made with the National Association of Securities Dealers, Inc. and in the performance of any due diligence


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         investigation by any underwriter, including any "qualified independent underwriter," or any Selling Holder.

         OSI may require each Selling Holder to promptly furnish in writing to OSI such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with such registration. Notwithstanding anything herein to the contrary, OSI shall have the right to exclude from any offering the Registrable Securities of any Selling Holder who does not comply with the provisions of the immediately preceding sentence.

         Each Selling Holder agrees that, upon receipt of any notice from OSI of the happening of any event of the kind described in Section 5(d)(vi) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(m) hereof, and, if so directed by OSI, such Selling Holder will deliver to OSI all copies, other than permanent file copies, then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event OSI shall give such notice, OSI shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5(b) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5(d)(vi) hereof to the date when OSI shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 5(m) hereof.

         SECTION 6    REGISTRATION EXPENSES. Subject to the provisions in
Section 2(b) above with respect to a Demand Registration, in connection with any Demand Registration or Piggyback Registration hereunder, OSI shall pay the following registration expenses (the "Registration Expenses"): (a) all registration and filing fees (including, without limitation, with respect to filings to be made with the National Association of Securities Dealers, Inc.),
(b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) printing expenses, (d) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (e) the fees and expenses incurred in connection with the listing of the Registrable Securities on an exchange or the quotation of the Registrable Securities on an inter-dealer quotation system, (f) reasonable fees and disbursements of counsel for OSI and customary fees and expenses for independent certified public accountants retained by OSI (including the expenses of any comfort letters requested pursuant to Section 5(j) hereof), (g) the reasonable fees and expenses of any special experts retained by OSI in connection with such registration, (h) reasonable fees and expenses of one counsel reasonably acceptable to OSI selected by the Selling Holders incurred in connection with the registration of such Registrable Securities hereunder and (i) fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in any offering pursuant to the requirements of the National Association of Securities Dealers, Inc. OSI shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Securities, any capital gains, income or transfer taxes or, except as provided by clause (b), (h) or (i) above, any out-of-pocket expenses of the Holders (or the agents who manage their accounts) or the fees and disbursements of counsel for any Underwriter.

         SECTION 7    INDEMNIFICATION; CONTRIBUTION.

                  (a) Indemnification by OSI. OSI agrees to indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the officers, directors, agents, members, general and limited partners, and employees of each Selling Holder and each such controlling person from and against any and all losses, claims, damages, liabilities, and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to OSI by such Selling Holder or on such Selling Holder's behalf expressly for use therein. OSI also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 7(a).

                  (b) Indemnification by Holder of Registrable Securities. Each Selling Holder, severally and not jointly, agrees to indemnify and hold harmless OSI, and each Person, if any, who controls OSI within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, agents and employees of OSI and each such controlling Person to the same extent as the foregoing indemnity from OSI to such Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities. The liability of any Selling Holder under this Section 7(b) shall be limited to the aggregate cash and property received by such Selling Holder pursuant to the sale of Registrable Securities covered by such registration statement or prospectus.

                  (c) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person entitled to indemnification under
         Section 7(a) or 7(b) above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an "Indemnifying Party"), the Indemnified Party shall give prompt written notice to the Indemnifying Party and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable expenses of such defense. Such Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the Indemnifying Party fails promptly to assume the defense of such action or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and Indemnifying Party (or an Affiliate of the Indemnifying Party), and such Indemnified Party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party). Notwithstanding the foregoing, the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable at any time for the fees and expenses of more than one separate firm of attorneys (together in each case with appropriate local counsel). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action of proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance satisfactory to the Indemnified Party, from all liability in respect of such action or proceeding for which such Indemnified Party would be entitled to indemnification hereunder.

                  (d) Contribution. If the indemnification provided for in this
         Section 7 is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and judgments as between OSI on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of OSI and of each Selling Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of OSI on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. OSI and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first two sentences of this Section 7(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in Sections 7(a) and (b) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         SECTION 8 PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Person entitled hereunder to approve such arrangements, and (b) timely completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custody agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

         SECTION 9    MISCELLANEOUS.

         9.1 Rule 144. OSI covenants that, upon any registration statement covering Company securities becoming effective, it will file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Commission thereunder, and it will take such other action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, OSI will deliver to such Holder a written statement as to whether it has complied with such requirements.

         9.2 Issuance of New Certificates. Each Holder who ceases to be a Holder may thereafter surrender any certificate or certificates of OSI Common Stock bearing legends restricting the transferability thereof and shall be entitled, upon such surrender, to receive in exchange therefor a certificate or certificates, free of such restrictive legends, representing the same number of shares of OSI Common Stock; provided, however, that prior to the issuance of such unrestricted shares of OSI Common Stock, OSI may require an opinion of its counsel, at its expense, in customary form and reasonably satisfactory to OSI to the effect that the issuance of such unrestricted shares is permitted under applicable federal and state securities laws. If any such certificate for OSI Common Stock is to be issued in a name other than that in which the surrendered certificate is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall have paid any transfer and other taxes required by reason of such issuance of certificates of OSI Common Stock in a name other than that of the registered holder of the certificate surrendered, or shall have established to the satisfaction of OSI and its transfer agent that such tax has been paid or is not applicable.

         9.3 Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is, or whose stockholders or partners are, entitled to the benefits thereof. This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of the Holders of 50% or more of the Registrable Securities.

         9.4 Assignment. The registration rights of Holders under this Agreement may be assigned and transferred to any transferee acquiring Registrable Securities, other than in a public offering pursuant to a registration statement or pursuant to Rule 144; provided, however, that OSI is given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the Registrable Securities with respect to which the rights under this Agreement are being assigned and the transferee agrees to be bound by the terms and conditions hereof and agrees to execute and deliver to OSI an acknowledgement and agreement to such effect. This Agreement shall also be binding upon and enforceable by the heirs, executors, or other personal representatives of the Holders and the successors and assigns of OSI.

         9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered if delivered in person, by cable, telegram, telex, or telecopy and shall be deemed to have been duly given three business days after deposit with a United States post office if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         if to OSI:

                  Oil States International, Inc.
                  Three Allen Center
                  333 Clay Street, Suite 333460
                  Houston, Texas  77002
                  Attention:  Cindy B. Taylor
                  Telephone:  (713) 652-0588
                  Facsimile:  (713) 652-0499

         with a copy to:

                  Locke Liddell & Sapp LLP
                  2200 Ross Avenue, Suite 2200
                  Dallas, Texas, 75201
                  Attention:  Maury Purnell
                  Telephone:  (214) 740-8000
                  Facsimile:  (214) 740-8800
         if to HWC:

                  HWC Energy Services, Inc.
                  811 Dallas, Suite 1322
                  Houston, Texas 77002
                  Attention:  Rob Hampton
                  Telephone:  (713) 750-0600
                  Facsimile:  (713) 750-0058

         with a copy to:

                  Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P 201 St. Charles Avenue
                  New Orleans, Louisiana 70170
                  Attention:  Bill Masters
                  Telephone:  (504) 582-8000
                  Facsimile:  (504) 582-8549

         if to Sooner:

                  Sooner Inc.
                  1221 Lamar Street, Suite 1010
                  Houston, Texas 77010
                  Attention:  Chris Cragg
                  Telephone:  (713) 759-1200
                  Facsimile:  (713) 759-0442

         with a copy to:

                  Scott F. Zarrow
                  900 Mid-Continent Tower
                  401 S. Boston
                  Tulsa, OK 74103
                  Telephone:  (918) 295-8054
                  Facsimile:  (918) 295-8048

and if to a Holder, at such Holder's address as shown on OSI's stock transfer records or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive law of the State of Delaware without giving effect to the principles of conflicts of law thereof.

         9.7 Severability. If any term or other provisions of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any material manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

         9.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original document, but all of which together shall constitute one and the same agreement.

         9.9 Headings. The Section headings herein are for convenience only and are not intended to be part of or to affect the meaning or interpretation of the Agreement.

         9.10 Entire Agreement; Third Party Beneficiaries. This Agreement, including the exhibits hereto and the documents, information supplied in writing, and instruments referred to herein, constitute the entire agreement and supersedes all other prior agreements, and understandings, both oral and written, among the parties or any of them, with respect to the subject matter hereof. Except as set forth in Section 3(c) hereof with respect to holders of PTI Exchangeable Shares, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement and the documents, information supplied in writing, and instruments referred to herein, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. For greater certainty, Section 3(c) hereof, and the application of this Agreement contemplated thereby, shall inure to the benefit of, and shall be enforceable against the parties hereto by, the holders of PTI Exchangeable Shares.

         9.11 Termination. The provisions of Sections 2, 3, 4, 5 and 6 shall terminate and be of no further force or effect on or after the tenth anniversary of the date hereof.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties to this Agreement have caused it to be executed as of the date first above written.


                                 OIL STATES INTERNATIONAL, INC.


                                 By: /s/ CINDY B. TAYLOR
                                    --------------------------------------------
                                 Name:   Cindy B. Taylor
                                      ------------------------------------------
                                 Title:  SVP-Chief Financial Officer
                                       -----------------------------------------


                                 HWC ENERGY SERVICES, INC.

                                 By: /s/ JAY TRAHAN
                                    --------------------------------------------
                                 Name:   Jay Trahan
                                      ------------------------------------------
                                 Title:  President
                                       -----------------------------------------


                                 SOONER INC.

                                 By: /s/ CHRISTOPHER E. CRAGG
                                    --------------------------------------------
                                 Name:   Christopher E. Cragg
                                      ------------------------------------------
                                 Title:  Executive Vice President and CFO
                                       -----------------------------------------


                                 SCF III, L.P.

                                 By:  SCF II, L.P.,
                                      its General Partner

                                      By:  L.E. Simmons & Associates,
                                           Incorporated, its General Partner

                                           By: /s/ ANTHONY F. DELUCA
                                              ----------------------------------
                                           Name:   Anthony F. DeLuca
                                                --------------------------------
                                           Title:  Managing Director
                                                 -------------------------------

                                 SCF IV, L.P.

                                 By:  SCF-IV, G.P., Limited Partnership,
                                      its General Partner

                                      By:  L.E. Simmons & Associates,
                                           Incorporated, its General Partner

                                           By: /s/ ANTHONY F. DELUCA
                                              ----------------------------------
                                           Name:   Anthony F. DeLuca
                                                --------------------------------
                                           Title:  Managing Director
                                                 -------------------------------



                                 OSI REGISTRATION RIGHTS HOLDERS

                                 David Altholff*
                                 Charles Armbrust*
                                 The Bovaird Supply Co.*
                                 James Cauble*
                                 Chase Manhattan Investment Holdings, Inc.*
                                 J. Kelly Elliot*
                                 Donald Gregory*
                                 T. L. Gregory*
                                 T. L. Gregory, Trustee for the Betty Sue
                                   Gregory Trust*
                                 Howard Hughes*
                                 The Huntfield Trust Limited*
                                 Michael Kief*
                                 Werner Kief*
                                 Klaper (UK) Ltd*
                                 Menikoff Family Partnership*
                                 J. Michael Newell*
                                 Richard Schultz*
                                 Stephen Wells*
                                 James Woods*



                                 *By:  /s/ CINDY B. TAYLOR
                                     ----------------------------------------
                                              Attorney in Fact

                                                 HWC REGISTRATION RIGHTS HOLDERS

                                                 Tommy Parkhill*
                                                 Gerald Loring*
                                                 James L. Skeans*
                                                 Chad W. Parkhill Trust*
                                                 Shelly L. Parkhill Trust*
                                                 Charles Helms*
                                                 Don Cobb*
                                                 Gary Rosenthal*
                                                 Jay Trahan*
                                                 John Lauletta*
                                                 Larry Pavlicek*
                                                 Richard Broussard*
                                                 Robert W. Hampton*
                                                 Shanna Trosclair*



                                                 *By: /s/ CINDY B. TAYLOR
                                                     ---------------------------
                                                           Attorney in Fact

                                              SOONER REGISTRATION RIGHTS HOLDERS

                                              Zarrow Operating Company*
                                              Stuart A. Zarrow*
                                              Judith Z. Kishner*
                                              Gail Z. Richards*
                                              Foreman Investment Capital, LLC*



                                              *By: /s/ CINDY B. TAYLOR
                                                  ------------------------------
                                                         Attorney in Fact